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                                                                    Exhibit 99.3

                                    CONSENT

The undersigned hereby consents to being named as a nominee for director of NIPSCO Industries, Inc. in the Registration Statement on Form S-4 of NIPSCO Industries, Inc., including the Joint Proxy Statement/Prospectus forming a part thereof, to be filed by NIPSCO Industries, Inc. in connection with the Agreement and Plan of Merger among NIPSCO Industries, Inc., Speedway Acquisition Corp. and IWC Resources Corporation.


                                        /s/ James T. Morris
                                        -------------------------
                                            James T. Morris

February 18, 1997